CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") made as of this 20th day of July, 2002 ("Effective Date") by and between Path 1 Network Technologies Inc., a Delaware corporation ("Company"), and Robert Clasen ("Consultant").

          WHEREAS, Company desires consulting and similar services relating to Company's business; and

         WHEREAS, Consultant desires to contract with the Company to perform such services.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, the parties agree as follows;

         1. Consultancy. The Consultant shall serve as a consultant to the Company on a month-to-month basis for a period of up to ONE (1) year unless earlier terminated in accordance with Section 7 of this Agreement. Consultant agrees that he will perform under this agreement for a period of at least 90 days.

         2. Scope of Work. The Consultant shall perform the services set forth in Exhibit A attached hereto (the "Services"). Any additions to or modifications of the Services shall be set forth in writing and shall be signed by both parties. The performance of services and compensation therefore necessary to the completion of such additions or modifications shall be governed by this Agreement unless otherwise described in the written agreement of the parties.

         3. Consulting Fees. Consultant shall be paid for services on a monthly basis, for services of not less than 2 days or to exceed 5 days of work for any monthly period. Consultant shall receive $1,000 in cash compensation and Path 1 stock options representing $1,000 value based upon the closing price of Path 1 stock on the date of payment, for each day of service. (if Path 1 stock closed at $2 per share on the record due date of payment to Consultant, he would receive 500 options for each day worked).

         4. Additional Payments. The Company shall reimburse the Consultant for out-of-pocket expenses reasonably incurred by the Consultant in the performance of the Services upon the Consultant's submission of any request for reimbursement in a format consistent with the Company's policies from time to time in effect.

         5. Confidentiality. The Consultant acknowledges that Confidential Information (as defined in Section 6 of this Agreement) is of great value to the Company. Accordingly, the Consultant agrees not to divulge to anyone, either during or after the term of this Agreement, any Confidential Information obtained or developed by the Consultant during the term of this Agreement. Upon the expiration or earlier termination of this Agreement, the Consultant agrees to deliver to the Company all documents, papers, drawings, tabulations, reports and similar documentation which are furnished by the Company to the Consultant or were prepared by the Consultant in performance of the Services for the Company. Upon the expiration or termination of this Agreement, the Consultant agrees to make no further use or utilization of any Confidential Information.

         6. Confidential Information. "Confidential Information," as used in this Agreement, shall mean information regarding the business affairs, operations, business opportunities, price and cost information, finances, customer names, prospects and customer lists, business plans, sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, research and development, and other confidential information and knowledge concerning the Company. The term "Confidential Information" shall not include information that (a) is or becomes generally available to the public through no violation of this Agreement, (b) was available to Consultant on a non-confidential basis prior to disclosure to Consultant by the Company or 3dfx, or (c) becomes available to the Consultant on a non-confidential basis from a source other than the Company.

         7. Termination. The Company and Consultant shall have the right to terminate this Agreement at any time after the initial 90 day period upon 15 days prior written notice to the Consultant. In addition, in the event either party fails to cure a breach of this Agreement within fifteen (15) days after receiving written notice thereof, then the non-breaching party may terminate this Agreement upon written notice to the breaching party. In the event of any termination of this Agreement, the Company shall make payments to the Consultant for all work performed in accordance with the terms and conditions of this Agreement up to the date of termination, and the Consultant shall immediately return to the Company, without limitation, all correspondence, reports, documents, drawings and any other items of whatever nature supplied to the Consultant by the Company or owned by the Company pursuant to this Agreement.

         8. Independent Contractor/Taxes. The Consultant is not an agent or employee of the Company and is not authorized to act on behalf of the Company. Except as required by a final determination by the Internal Revenue Service or state taxing authority and upon due notice to the other party, the Consultant and the Company each agrees that it will treat the Consultant as an independent contractor for tax purposes and file all tax and information returns and pay all applicable taxes on that basis.

         9. Assignment. The Consultant shall not assign this Agreement or any interest herein, nor delegate any obligation hereunder, without the prior written consent of the Company. The Company shall not assign its rights and obligations under this Agreement to any third party without the written consent of the Consultant, except that the Company may assign this Agreement to a subsidiary, parent, successor or affiliate of the Company without the consent of the Consultant.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made between California residents and wholly to be performed in California.

         11. Headings. The headings in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this Agreement.

         12. Notices. All notices, requests, demands, and other communications required by, or made in connection with, this Agreement or the transactions contemplated by this Agreement, shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested.

         13. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         14. Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

         15.  Entire  Agreement.  This  Agreement,  together  with  the Note and
Confidential Information and Inventions Agreement to be executed concurrently herewith, contain all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting the subject matter herein.

         16. Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Path 1 Network Technologies Inc.                   Consultant: Robert Clasen


By:
/s/ Frederick A. Cary                               /s/ Robert Clasen
-------------------------                         -------------------------
Name: Frederick A. Cary                             Robert B. Clasen
Title: President and CEO                            Clasen Associates
                                                    Tax ID: 33-0555584

                                    EXHIBIT A

Objectives

         To expand the level of awareness about Path1 within the target cable-related organizations for the objective both of working towards a commercial relationship and a potential Q3, 02 strategic investment

         To solicit information and opinions about cable distribution network challenges that might effect the Path1 products being developed.

Discussion

         Path1 is developing IP transport product for Hybrid Fiber Coaxial (HFC) cable networks. The cable industry's distribution suppliers have historically been a duopoly with Motorola and Scientific Atlanta. The use of optical fibers, the development of Video on Demand (VOD), Interactive Television (iTV), cable telephony service, and high speed IP delivery modems, in addition to the growing list of typical entertainment and information channels has created an opportunity for other product developers to enter the field as the technologies required expand at a rapid rate. However, successful new technologies, especially in the distribution area tend to work within the existing distribution structure. The Path1 product is an early stage IP solution that needs champions within the MSOs, trade associations, and traditional transport manufacturers.

Methodology

         This activity will involve the following components;

          Review of the company's plans, especially for Marketing, Sales, and Business Development to ensure that they are appropriate to the cable industry and reasonable to investors looking at this round.

          Source potential resources to implement position searches, industry relationships, and marketing expertise.

          Develop a list of contacts and begin to establish key relationships in the industry Modify the Company's presentation for other audiences such as cable operators (MSOs), US venture firms, industry panels and conferences, etc.

          Target specific individuals in equipment and technology companies for meetings, including VOD suppliers

          Establish   initial   meetings   with  cable   operators  to  validate
assumptions and introduce concepts consistent with the advantages of the Path1 products.

          Secure awareness for Path1 through targeted public relations with the trade press, trade associations, as well as operators and other manufacturers.

Scope

         This initial activity will involve at 3-4 month window with Consultant providing 2-5 days per month of support. The outcomes should be the following:

         Comfort with the Business Plan and presentations

          Expansion of the network of contacts that the company has in the industry

          Specific  meetings  with  targeted   companies  and  MSOs  as  agreed,
including the Western Show

         Familiarization with the industry's communications vehicles, events, and conferences.

         Business relationships leading to product sales.

         Exploration of other concepts from the June retreat including DSL relationships and Competitive analysis.

Compensation

         Company and Consultant agree to an arrangement as is fully stated above, with a minimum of 2 days per month and a maximum of 5 days per month. If strategic investments or relationships are achieved in this process, Consultant will receive an appropriate finders fee to be negotiated on a case-by-case basis.